UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2022 (November 11, 2022)

HAVERTY FURNITURE COMPANIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-14445
(Commission File Number)

Maryland	58-0281900
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800
Atlanta, Georgia 30342
(Address of principal executive offices, including zip code)

(404) 443-2900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HVT	NYSE
Class A Common Stock	HVTA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors elected Michael R. Cote to the board of Haverty Furniture Companies, Inc. (“Havertys” or the “Company”) effective November 11, 2022, and he will serve on the board’s audit committee. Mr. Cote retired in 2021 from his role as Chief Executive Officer and member of the board of directors of Secureworks Corp. (NASDAQ: SCWX), a global cybersecurity company.

Mr. Cote meets the independence requirements of the New York Stock Exchange. There are no transactions involving the Company and Mr. Cote that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Cote does not have any family relationship with any director or executive officer of Havertys.

Mr. Cote is eligible for the Company's standard compensation for non-employee directors, as described in the "Director Compensation" section of the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2022.

On November 10, 2022, Havertys issued a press release announcing the election of Mr. Cote to the board of directors as described in this Current Report on Form 8-K and is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description

99.1	Press release dated November 10, 2022 titled “Havertys Elects Michael R. Cote to Board of Directors.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
November 14, 2022	By:
Jenny Hill Parker Senior Vice President, Finance and Corporate Secretary